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                                                                  Exhibit (b)(5)


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                     MORGAN STANLEY INSTITUTIONAL FUND TRUST
                       (As amended through July 31, 2003)

                                   ARTICLE 1

             Agreement and Declaration of Trust and Principal Office
             -------------------------------------------------------

     1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to
         ----------------------------------
the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Morgan Stanley Institutional Fund Trust (the "Trust"), the Pennsylvania business trust established by the Declaration of Trust.

     1.2 Principal Office of the Trust. The principal office of the Trust shall
         -----------------------------
be located at One Tower Bridge, West Conshohocken, Pennsylvania.

     1.3 Definitions. When used herein, any capitalized terms shall have the
         -----------
definitions given to them in Article I, Section 2 of the Agreement and Declaration of Trust.

                                   ARTICLE 2

                              Meetings of Trustees
                              --------------------

     2.1 Regular Meetings. Regular meetings of the Trustees may be held without
         ----------------
call or notice at such places and at such times as the Trustees may from time to time determine, if notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held, at any time
    ----------------
and at any place designated by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting
         ------
to send notice by mail at least 48 hours before the meeting or by telegram, facsimile, or overnight courier service at least 24 hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or video at least 24 hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then
         ------
in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.



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     2.5 Action by Vote. When a quorum is present at any meeting, a majority of
         --------------
Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these Bylaws.

     2.6 Action by Writing. Except as required by law, any action required or
         -----------------
permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

     2.7 Presence through Communications Equipment. Except as required by law,
         -----------------------------------------
the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and in participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 3

                                   Committees
                                   ----------

     3.1 Committees of the Board. The Board may, by resolution adopted by a
         -----------------------
majority of the entire Board, designate an Executive Committee, Compensation Committee, Audit Committee and Nomination Committee, or any combination thereof, each of which shall consist of two or more of the Trustees of the Trust, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than as set forth in 3.3 of this Article 3.

     3.2 Other Committees of the Board. The Board of Trustees may from time to
         -----------------------------
time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more Trustees and to have such powers and duties as the Board of Trustees may, by resolution, prescribe.

     3.3 Limitation of Committee Powers. No committee of the Board shall have
         ------------------------------
power or authority to:

          (a) recommend to shareholders any action requiring authorization of shareholders pursuant to statute or the Agreement and Declaration of Trust;

          (b) approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, or take any other action required to be taken by the Board of Trustees by the 1940 Act;

          (c) amend or repeal these Bylaws or adopt new Bylaws;

          (d) declare dividends or other distributions or issue capital stock of the Trust; and


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          (e) approve any merger, division or share exchange which does not require shareholder approval.

     3.4 General. One-third, but not less than two members, of the members of
         -------
any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.

     All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; if third parties shall not be prejudiced by such revision or alteration.

     3.5 Presence through Communications Equipment. Except as required by law,
         -----------------------------------------
members of any committee may participate in a meeting of that committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and in participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 4

                                    Officers
                                    --------

     4.1 Enumeration; Qualification. The officers of the Trust shall be a
         --------------------------
President, a Principal Executive Officer, a Treasurer, a Chief Financial Officer and a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person or persons.

     4.2 Election and Tenure. The President, Principal Executive Officer,
         -------------------
Treasurer, Chief Financial Officer, Secretary and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     4.3 Powers. Subject to the other provisions of these Bylaws, each officer
         ------
shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her or as determined by the Trustees from time to time.


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     4.4 President and Vice Presidents. The President shall have the duties and
         -----------------------------
powers specified in these Bylaws and shall have such other duties and powers as may be determined by the Trustees. Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

     4.5 Principal Executive Officer. The Principal Executive Officer shall be
         ---------------------------
considered the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002. The Principal Executive Officer also shall have the responsibilities conferred upon him or her and shall perform such other duties as the Board may prescribe.

     4.6 Chairman of the Board. If a Chairman of the Board of Trustees is
         ---------------------
elected, he or she shall have the duties and powers specified in these Bylaws and shall have such other duties and powers as may be determined by the Trustees.

     4.7 Treasurer. The Treasurer shall, subject to the provisions of the
         ---------
Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees, Principal Executive Officer or by the President.

     4.8 Chief Financial Officer. The Chief Financial Officer shall keep or
         -----------------------
cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and he or she shall render to the Board of Trustees, Principal Executive Officer and the President, whenever any of them require it, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Trust, and he or she shall perform such other duties as the Board of Trustees, Principal Executive Officer or the President may from time to time prescribe. He or she shall be considered the principal financial officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.

     4.9 Secretary. The Secretary shall record all proceedings of the
         ---------
Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in aforesaid books.

     4.10 Resignations and Removals. Any officer may resign at any time by
          -------------------------
written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damage on account of such removal.


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                                   ARTICLE 5

                              Independent Trustees
                              --------------------

     5.1 General. The Trustees of the Trust who are not "interested persons" of
         -------
the Trust or the Manager or Distributor thereof ("Independent Trustees") within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), shall have all powers and responsibilities accorded to such persons under the 1940 Act.

     5.2 Additional Powers. The Independent Trustees shall, to the extent not
         -----------------
otherwise prohibited by law or the Trust's Declaration of Trust, have the following additional powers:

          (a) To engage on their behalf and to compensate out of the Trust's assets any experts, including legal counsel, deemed necessary and appropriate by said Independent Trustees to the proper conduct of the Trust and with specific regard to the duties and responsibilities imposed by them under the 1940 Act and other applicable law; and

                                   ARTICLE 6

                                 Indemnification
                                 ---------------

     6.1 Trustees, Officers, etc. The Trust shall indemnify each of its Trustees
         -----------------------
and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, or whether by or in the right of the Trust, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of self-dealing, willful misconduct or recklessness. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

     6.2 Compromise Payment. As to any matter disposed of by a compromise
         ------------------
payment by any such Covered Person referred to in Section 6.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after


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notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; (b) by a majority of the disinterested Trustees then in office; (c) by any disinterested person or persons to whom the question may be referred by the Trustees, or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of self-dealing, willful misconduct or recklessness. Approval by the Trustees pursuant to clause (a) or (b) or by a disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of self-dealing, willful misconduct or recklessness.

     6.3 Indemnification Not Exclusive. The right of indemnification hereby
         -----------------------------
provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 6, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor shall it affect the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                   ARTICLE 7

                                    Reports
                                    -------

     7.1 General. The Trustees and officers shall render reports at the time and
         -------
in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 8

                                   Fiscal Year
                                   -----------

     8.1 General. Except as from time to time or otherwise provided by the
         -------
Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer and subsequent fiscal years shall end on such date in subsequent years.


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                                    ARTICLE 9

                                      Seal
                                      ----

     9.1 General. The Trustees shall provide for a suitable seal with the name
         -------
of the Trust, the year of its organization and the words "SEAL, PENNSYLVANIA", but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 10

                               Execution of Papers
                               -------------------

     10.1 General. Except as the Trustees may generally, or in particular cases,
          -------
authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, or the President, or a Vice President, or the Principal Executive Officer, or the Chief Financial Officer, or the Treasurer, or the Secretary, or an Assistant Treasurer, or an Assistant Secretary, or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                   ARTICLE 11

           Provisions Relating to the Conduct of the Trust's Business
           ----------------------------------------------------------

     11.1 Certain Definitions. When used herein the following words shall have
          -------------------
the following meanings: "Distributor" shall mean any one or more corporations, firms or other associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable Shares of any class or Series issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

     11.2 Limitation on Dealing with Officers or Trustees. The Trust will not
          -----------------------------------------------
lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust. The Trust shall not permit any officer or Trustee or any officer or director of the Distributor or Manager, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; except that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Manager; (b) a purchase or sale or securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 and does not involve any commission or profit to any securities dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager;
(c) employment of legal counsel, registrars, transfer agents, shareholder servicing agents, dividend


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disbursing agents or custodians who are, or any one of whom has a partner, shareholder, officer or director who is an officer or Trustee of the Trust or an officer or director of the Distributor or Manager if only customary fees are charged for services to the Trust; (d) sharing of statistical, research, legal and management expenses and office hiring and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or is otherwise financially interested.

     11.3 Limitation on Dealing in Securities of the Trust by Certain Officers,
          ---------------------------------------------------------------------
Trustees, Distributor or Manager. Neither the Distributor nor Manager, nor any
--------------------------------
officer or Trustee of the Trust or officer or director of the Distributor or Manager shall take long or short positions in securities issued by the Trust, except that:

          (a) the Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

          (b) any officer or Trustee of the Trust or officer or director of the Distributor or Manager or any Trustee or fiduciary for the benefit of any of them may, at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director or fiduciary, if such purchase is not in contravention of any applicable state or federal requirement; and

          (c) the Distributor or the Manager may at any time, or from time to time, purchase shares issued by the Trust for investment.

     11.4 Securities and Cash of the Trust to be held by Custodian Subject to
          -------------------------------------------------------------------
Certain Terms and Conditions.
----------------------------

          (a) All securities and cash owned by the Trust shall, as hereinafter provided, be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act. The Trust may, or may permit any Custodian to, deposit all or part of the securities owned by any class or series of Shares of the Trust in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, including, without limitation, a clearing agency registered under Section 17A of said Securities Exchange Act of 1934, pursuant to which system all securities of any particular class or Series of any issue deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

          (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.


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          (c) The Trust shall upon the resignation or inability of any Custodian to serve or upon change of any Custodian:

               (i) in the case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

               (ii) require that the cash and securities owned by any class or Series of Shares of the Trust and in the possession of the resigning or disqualified Custodian be delivered directly to the successor Custodian; and

               (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by any class or Series of Shares of the Trust and in the possession of the resigning or disqualified Custodian otherwise than to a successor Custodian, the question whether that class or Series shall be liquidated or that class will function without a Custodian.

     11.5 Determination of Net Asset Value. The Trustees or any officer or
          --------------------------------
officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or Series of Shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate. In determining asset values, all securities for which representative market quotations are readily available shall be valued at market value and other securities and assets shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any class or Series of Shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, subject to the power of the Trustees to alter the method for determining asset values. The value of such assets so determined, less total liabilities belonging to that class or Series of Shares (exclusive of capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents. In determining the net asset value the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of self-dealing, willful misconduct or recklessness.


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                                   ARTICLE 12

                            Amendments to the Bylaws
                            ------------------------

     12.1 General. Except as provided in Section 12.2 below, these Bylaws may be
          -------
amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.

     12.2 Provisions Relating to Independent Trustees. The provisions of these
          -------------------------------------------
Bylaws found in Article 5 hereof may be amended or repealed, in whole or in part, only by a majority of the Trustees then in office at any meeting of the Trustees, and a majority of the Independent Trustees then in office at a meeting called for the purpose of amending or revising these Bylaws.

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